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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
METROMEDIA INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):
☒	No Fee Required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Metromedia International Group, Inc.
505 Park Avenue
21st Floor
New York, New York 10022

                        June 1, 2002

Dear Stockholder:

        On behalf of the Board of Directors, I wish to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of Metromedia International Group, Inc., which will be held on Thursday, June 27, 2002, at the Inter-Continental The Barclay New York, Sutton II Room, 111 East 48th Street, New York, New York 10017 at 10:00 a.m. Eastern time. I look forward to greeting as many stockholders as possible at the Annual Meeting.

        At the Annual Meeting, you will be asked:

  •
  to elect three Class I directors for a three-year term ending in the year 2005;

  •
  to ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002; and

  •
  to vote upon any other matters that may properly come before the Annual Meeting.

        It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote in person.

        Thank you for your time and consideration.

Sincerely,

Carl C. Brazell, President and Chief Executive Officer

METROMEDIA INTERNATIONAL GROUP, INC.
505 Park Avenue
21st Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2002

TO THE STOCKHOLDERS OF

METROMEDIA INTERNATIONAL GROUP, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Metromedia International Group, Inc., a Delaware corporation, will be held on Thursday, June 27, 2002, at 10:00 a.m., Eastern time, at the Inter-Continental The Barclay New York, Sutton II Room, 111 East 48th Street, New York, New York 10017 for the purpose of considering and acting upon the following:

  1.
  The election of three members to our Board of Directors to serve a three-year term as Class I directors;

  2.
  The ratification of the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002; and

  3.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2 TO BE PRESENTED TO STOCKHOLDERS AT THE ANNUAL MEETING.

        Only stockholders of record at the close of business on May 1, 2002, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any reason germane to the Annual Meeting, during ordinary business hours during the ten days prior to the Annual Meeting at our corporate offices at 505 Park Avenue, 21st Floor, New York, New York 10022. If you wish to view the list of stockholders, please contact our Corporate Secretary's office at 505 Park Avenue, 21st Floor, New York, New York 10022 (Telephone: 212-527-3800).

        We hope that you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and mail the enclosed proxy in the return envelope to assure that your shares are represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may revoke your proxy if you wish and vote your shares in person.

        Thank you for your cooperation and continued support.

By Order of the Board of Directors.

Matthew Mosner Secretary

New York, New York
June 1, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD IN ORDER THAT A QUORUM MAY BE ASSURED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES). IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

METROMEDIA INTERNATIONAL GROUP, INC.

505 Park Avenue
21st Floor
New York, New York 10022

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2002

        This proxy statement is being furnished to the holders of shares of common stock, par value $1.00 per share, of Metromedia International Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of our Stockholders to be held at 10:00 a.m., Eastern time, on Thursday, June 27, 2002 at the Inter-Continental The Barclay New York, Sutton II Room, 111 East 48th Street, New York, New York 10017, and any adjournments of the Annual Meeting. This proxy statement and the accompanying proxy card, notice of Annual Meeting of Stockholders and the exhibits, if any, are first being mailed to our stockholders on or about June 3, 2002.

INFORMATION REGARDING THE ANNUAL MEETING

        Proposals.    At the Annual Meeting, our stockholders will be asked:

  •
  to vote upon the election of three members to our Board of Directors to serve a three-year term as Class I directors (Proposal No. 1);

  •
  to ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002 (Proposal No. 2); and

  •
  to vote on any other matters that may properly come before the Annual Meeting.

        Record Date; Quorum.    Only holders of record of common stock as of the close of business on May 1, 2002, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 94,034,947 shares of common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 6,569 stockholders of record, with each share entitled to one vote. The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Except with respect to broker non-votes, the consequences of which are described below, shares of common stock represented by proxies marked "ABSTAIN" for any proposal presented at the Annual Meeting and shares of common stock held by persons in attendance at the Annual Meeting who abstain from voting on any such proposal will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. Shares as to which a broker indicates it has no discretion to vote and which are not voted will be considered not present at the Annual Meeting for purposes of proposals presented at the Annual Meeting. With respect to Proposal No. 1, the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the vote. With respect to Proposal No. 2, the ratification of the selection of our independent accountants, because of the vote required (see below) to approve the proposal, abstentions will have the effect of a vote against the proposal. Because of the vote required to approve Proposal No. 2, broker non-votes will have no effect on the outcome of the vote on such proposal.

        Vote Required.    The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect each of the Class I directors to our Board of Directors pursuant to Proposal No. 1. The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to approve and adopt Proposal No. 2.

        Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their banks or brokers. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election appointed by our Board of Directors. These inspectors of election will also determine whether a quorum is present for the transaction of business.

        Proxies.    All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, our stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With regard to Proposal No. 2, our stockholders may vote in favor of the proposal or against the proposal or may abstain from voting on the proposal. Stockholders should specify their respective choices on the accompanying proxy card.

        If no specific instructions are given with regard to the matters to be voted upon, the shares of common stock represented by a signed proxy card will be voted "FOR" Proposal No. 1 and "FOR" Proposal No. 2 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

        All proxy cards delivered pursuant to this solicitation are revocable at any time prior to the Annual Meeting at the option of the persons executing them by giving written notice to the Secretary, by delivering a later dated proxy card or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Metromedia International Group, Inc., 505 Park Avenue, 21st Floor, New York, New York 10022, Attention: Secretary.

        Proxies will initially be solicited by us by mail, but directors, officers and regular full time, management level employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. Such directors, officers and employees will not receive any additional compensation for such solicitation. We will also request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and we will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by us.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2 TO BE PRESENTED TO STOCKHOLDERS AT THE ANNUAL MEETING.

        Our common stock is listed on the American Stock Exchange ("AMEX") under the symbol "MMG." On May 1, 2002, the closing sale price for the common stock as reported by the AMEX was $.05 per share.

        This proxy statement and the accompanying proxy card are being mailed to our stockholders on or about June 3, 2002.

        The date of this proxy statement is June 1, 2002.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Securities and Exchange Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices, at 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604, and 233 Broadway New York, NY 10279. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants (such as Metromedia International Group, Inc.) that file electronically with the Securities and Exchange Commission. The address of such site is: http:/ /www.sec.gov. In addition, our common stock is traded on the AMEX, and copies of reports, proxy statements and other information can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of May 1, 2002, certain information regarding each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to own "beneficially" as such term is defined in Rule 13d-3 under the Exchange Act, more than 5% of our outstanding common stock. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Common Stock
Metromedia Company One Meadowlands Plaza East Rutherford, NJ 07073	7,989,206		8.5%
John W. Kluge 810 Seventh Avenue New York, New York 10019	18,736,669	(2)	19.6%
Stuart Subotnick 810 Seventh Avenue New York, New York 10019	19,050,994	(2)	19.9%
News PLD LLC 1211 Avenue of the Americas New York, New York 10036	9,136,744	(3)	9.7%
Snyder Capital Management, L.P. 350 California Street, Suite 1460 San Francisco, California 94104-1436	6,438,700	(4)	6.9%

(1)
Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2)
The amount set forth in the table above includes 7,989,206 shares beneficially owned by Mr. Kluge and Mr. Subotnick through Metromedia Company, a Delaware general partnership owned and controlled by John W. Kluge and Stuart Subotnick and 9,476,151 shares of common stock owned directly by a trust affiliated with Mr. Kluge (which include, on an as converted basis, 200,000 shares of 7.25% cumulative convertible preferred stock which shares are currently convertible into

  666,666 shares of common stock). The amount set forth for Mr. Subotnick includes 535,637 shares of common stock owned directly by Mr. Subotnick. Mr. Subotnick serves as trustee of certain trusts affiliated with Mr. Kluge and disclaims beneficial ownership of the shares owned by such trusts. The amounts shown for Messrs. Kluge and Subotnick also include options to acquire 1,050,000 shares of common stock, which are currently exercisable owned by each of Messrs. Kluge and Subotnick.

(3)
Pursuant to a report on Schedule 13D filed with the Securities and Exchange Commission on October 8, 1999 by (i) The News Corporation Limited, a South Australia, Australia corporation, with its principal executive office located at 2 Holt Street, Sydney, New South Wales 2010, Australia, (ii) News America Incorporated, a Delaware corporation, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, (iii) News PLD LLC, a Delaware limited liability company, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, and (iv) K. Rupert Murdoch, a United States citizen, with his business address at 10201 West Pico Boulevard, Los Angeles, CA 90035. News PLD LLC primarily holds, manages and otherwise deals with The News Corporation affiliates' investment in our company.

(4)
Pursuant to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002 by Snyder Capital Management, L.P.

        The foregoing information is based on a review, as of the record date, by us of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Exchange Act. To our best knowledge, except as set forth above, no person owns beneficially more than 5% of our outstanding common stock.

Securities Beneficially Owned by Directors and Executive Officers

        The following table sets forth the beneficial ownership of our common stock as of May 1, 2002 with respect to (i) each of our director and each director nominee, (ii) each of our current and former executive officers named in the Summary Compensation Table under "Executive Compensation" and (iii) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Common Stock
Carl C. Brazell, Jr.	446,303	(2)	*
Harold F. Pyle, III	20,000	(3)	*
Matthew Mosner	20,000	(3)	*
John S. Chalsty	27,500	(4)	*
John P. Imlay, Jr.	129,000	(5)	*
Clark A. Johnson	299,500	(6)	*
John W. Kluge	18,736,669	(7)(8)	19.6%
I. Martin Pompadur	65,000	(9)	*
Stuart Subotnick	19,050,994	(7)(8)	19.9%
Leonard White	95,000	(10)	*
Oren G. Shaffer	-0-		*
Silvia Kessel	253,085	(11)	*
Vincent D. Sasso, Jr.	75,000	(12)	*
David Persing	-0-		*
All Directors and Executive Officers as a group (13 persons)	21,466,382	(13)	21.8%

* Holdings do not exceed one percent of the total outstanding shares of common stock.

(1)
Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2)
Includes currently exercisable options to acquire 211,154; 150,000 and 38,846 shares of common stock at exercise prices of $9.31; $1.17 and $5.406 per share, respectively, under the 1996 Stock Incentive Plan

(3)
Includes currently exercisable options to acquire 20,000 shares of common stock at an exercise price of $0.36 per share under the 1996 Stock Incentive Plan.

(4)
Includes currently exercisable options to acquire 25,000 shares and 2,500 shares of common stock at exercise prices of $0.36 and $0.50 per share, respectively, under the 1996 Stock Incentive Plan.

(5)
Includes options to acquire 12,500 shares of common stock at an exercise price of $2.80 per share, which options become exercisable within 60 days, and currently exercisable options to acquire 75,000; 25,000; 4,000 and 2,500 shares of common stock at exercise prices of $9.31; $2.80; $11.875 and $0.50 per share, respectively, under the 1996 Stock Incentive Plan.

(6)
Includes options to acquire 12,500 and 1,000 shares of common stock at exercise prices of $2.80 and $11.75, respectively, which options become exercisable within 60 days, and currently exercisable options to acquire 35,000; 25,000; 4,000 and 2,500 shares of common stock at exercise prices of $9.31; $2.80; $11.875 and $0.50 per share, respectively, under the 1996 Stock Incentive Plan.

(7)
Represents 7,989,206 shares of common stock beneficially owned through Metromedia Company of which Mr. Kluge is a general partner and 9,476,151 shares of common stock owned directly by a trust affiliated with Mr. Kluge, which includes, on an as converted basis, 200,000 shares of

  7.25% cumulative convertible preferred stock, which shares are currently convertible into 666,666 shares of common stock. Mr. Subotnick disclaims beneficial ownership of the shares owned by the trust.

(8)
Includes currently exercisable options to acquire 1,000,000 and 50,000 shares of common stock at an exercise price of $7.44 and $9.31 per share, respectively.

(9)
Includes options to acquire 12,500 shares of common stock at an exercise price of $2.80 per share which options become exercisable within 60 days, and currently exercisable options to acquire 25,000; 25,000 and 2,500 shares of common stock at exercise prices of $4.50; $2.80 and $0.50 per share, respectively, under the 1996 Stock Incentive Plan

(10)
Includes options to acquire 12,500 and 1,000 shares of common stock at exercise prices of $2.80 and $11.75, respectively, which options become exercisable within 60 days, and currently exercisable options to acquire 50,000; 25,000; 4,000 and 2,500 shares of common stock at exercise prices of $9.625; $2.80; $11.875 and $0.50 per share, respectively, under the 1996 Stock Incentive Plan.

(11)
Includes currently exercisable options to acquire 250,000 shares of common stock at an exercise price of $9.31 per share under the 1996 Stock Incentive Plan.

(12)
Includes currently exercisable options to acquire 75,000 shares of common stock at an exercise price of $9.31 per share under the 1996 Stock Incentive Plan.

(13)
Includes currently exercisable options to acquire shares of common stock in the amounts and at the exercise prices set forth in the footnotes above, and also includes, on an as converted basis, 200,000 shares of 7.25% cumulative convertible preferred stock, which shares are currently convertible into 666,666 shares of common stock.

DIRECTORS AND OFFICERS

Directors

        Our Board of Directors, which presently consists of eight members, is divided into three classes. The Class I directors were elected for a term expiring at this Annual Meeting, the Class II directors were elected for a term expiring at the Annual Meeting of Stockholders to be held in 2003, and the Class III directors were elected for a term expiring at the Annual Meeting of Stockholders to be held in 2004. Members of each class hold office until their successors are elected and qualified. At each succeeding Annual Meeting of Stockholders, the successors of the class of directors whose term expires at that meeting will be elected by a plurality vote of all votes cast at such meeting and will hold office for a three-year term. The Class I directors, whose terms expire at this Annual Meeting, are John W. Kluge, Stuart Subotnick and John P. Imlay, Jr. The Class II directors, whose terms expire at the Annual Meeting of Stockholders to be held in 2003, are I. Martin Pompadur and Leonard White. The Class III directors, whose terms expire at the Annual Meeting of Stockholders to be held in 2004, are Carl Brazell, Clark A. Johnson and John S. Chalsty.

        The Board has nominated both Mr. Kluge and Mr. Subotnick for re-election as Class I directors at this Annual Meeting. Mr. Imlay has informed us that he will not stand for re-election.

        Pursuant to an agreement dated May 2002 ("Nomination Agreement"), between us and Elliott Associates, L.P. and Elliott International, L.P. (collectively, "Elliott"), which are collectively the beneficial owners of approximately 4% of our common stock, our Board of Directors has also nominated Oren G. Shaffer for election to our Board of Directors as a Class I director at this Annual Meeting. Mr. Shaffer is one of the three individuals originally nominated by Elliott for election at the upcoming Annual Meeting. Under the Nomination Agreement with Elliott, we have agreed, among other things, that, until (but not including) our Annual Meeting of Stockholders to be held in 2005, if Mr. Shaffer ceases to be a director for any reason (other than his voluntary resignation combined with a written statement from Elliott waiving its rights to nominate candidates to such Board seat), we will promptly take action to appoint or elect a person designated by Elliott and reasonably acceptable to us. We have further agreed that, once elected to our Board of Directors, the Elliott designee may be removed only in accordance with our currently existing by-laws and applicable Delaware law. Each of Elliott Associates, L.P. and Elliott International, L.P has agreed that it will not commence a proxy contest, or solicit proxies or written consents of stockholders of our common stock, or become a "participant" in an election contest for Board seats at this Annual Meeting and will refrain from submitting any stockholder proposals in connection with this Annual Meeting. In view of Mr. Shaffer's nomination and the terms of the Nomination Agreement, Elliott is withdrawing its previously submitted notice of nomination and notice of business in respect of this Annual Meeting.

        On November 14, 2001, Silvia Kessel resigned from our Board of Directors and from her positions as Executive Vice President, Chief Financial Officer and Treasurer. On that date, Mr. Subotnick resigned from his position as Vice Chairman of our Board of Directors. On February 27, 2002, John Kluge resigned from his position as Chairman of our Board of Directors.

        Carl Brazell was appointed to our Board of Directors as a Class III director on November 14, 2001. On that date, he was also appointed as our President and Chief Executive Officer. Mr. Brazell was elected Chairman of our Board of Directors on February 27, 2002.

        For more information regarding each of our directors, including biographical information, see "PROPOSAL NO. 1—ELECTION OF DIRECTORS."

Meetings and Committees of the Board

        The Board of Directors held six regular meetings during fiscal year 2001 and took action by unanimous written consent one time. All directors attended at least 75% of the aggregate total number of meetings of our Board of Directors and all committees of our Board of Directors on which they served. The Board of Directors has delegated certain functions to the following standing committees:

        The Executive Committee.    The executive committee is authorized to exercise, to the extent permitted by law, all of the powers of our Board of Directors in our management and affairs. The executive committee took action by unanimous written consent five times in fiscal year 2001. The current members of the executive committee are Messrs. Brazell, Kluge and Subotnick.

        The Audit Committee.    As set forth in our Audit Committee Charter, the audit committee is responsible for, among other things:

  •
  reviewing the professional services and independence of our independent auditors and the scope of the annual external audit recommended by the independent auditors;
  •
  ensuring that the scope of the annual external audit is sufficiently comprehensive;
  •
  reviewing, in consultation with our independent auditors and our finance and accounting departments, the plan and results of the annual external audit and the adequacy of our internal control systems; and
  •
  reviewing with management and our independent auditors our annual and quarterly financial statements, financial reporting practices and the results of such external audit.

        The audit committee met four times during fiscal year 2001. The current members of the audit committee are Messrs. Imlay, Johnson and White. All of the members of the audit committee are "independent directors" as defined by Section 121A of the American Stock Exchange rules. As Mr. Imlay is not standing for re-election at this Annual Meeting, we will be required to add an additional independent member to our audit committee who meets the requirements of the American Stock Exchange rules.

        The Compensation Committee.    As set forth in our Compensation Committee Charter, the compensation committee's functions include reviewing, approving, recommending and reporting to our Board of Directors on matters specifically relating to the compensation of our executive officers and other key executives and to administer our stock option plans. The compensation committee met one time during fiscal year 2001 and took action by unanimous written consent two times. The compensation committee is comprised entirely of independent directors. The current members of the compensation committee are Messrs. Imlay, Johnson, Pompadur and White. Although Mr. Imlay is not standing for re-election at this Annual Meeting, we are not required to add an additional independent member to our compensation committee and have no immediate plans to replace Mr. Imlay on the committee.

        The Nominating Committee.    The nominating committee's principal function is to identify candidates and recommend to our Board of Directors nominees for membership on our Board of Directors. The nominating committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees, provided that the procedures specified in our by-laws are followed. These procedures provide that, in order to nominate an individual to our Board of Directors, a stockholder must provide timely notice of such nomination in writing to our Corporate Secretary and a written statement by the candidate of his or her willingness to serve. Such notice must include the information required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, along with the name, record address, class and number of shares of common stock beneficially owned by the stockholder giving such notice. To be timely, notice must be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date of our Annual Meeting for the preceding year, unless the date of the Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case such notice must be received within ten days following public disclosure by us of the date of the Annual

Meeting at which directors are to be elected. Any such nominations should be submitted in writing to Metromedia International Group, Inc., 505 Park Avenue, 21st Floor, New York, New York 10022, Attention: Secretary. The current members of the nominating committee are Messrs. Chalsty and Johnson.

AUDIT COMMITTEE REPORT

        The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, which include our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

  MEMBERSHIP

  The audit committee is currently composed of three directors, all of whom meet the independence and experience requirements of Section 121A of the American Stock Exchange rules, and operates under a written charter adopted by the Board of Directors. The current members of the audit committee are Messrs. Imlay, Johnson and White. As Mr. Imlay will not be standing for re-election at this Annual Meeting, we will be required to select and add an additional director who meets the independence and experience requirements of the American Stock Exchange rules.

  The audit committee recommends to the Board of Directors, subject to shareholder ratification, the selection of our independent accountants.

  REVIEW WITH MANAGEMENT

  The audit committee has reviewed and discussed our audited financial statements with management.

  REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

  The audit committee has discussed with KPMG LLP, our independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements.

  The audit committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities) and has discussed with KPMG LLP their independence from us.

  CONCLUSION

  Based on the review and discussions referred to above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

  SUBMITTED BY THE AUDIT COMMITTEE
  OF THE BOARD OF DIRECTORS

  John Imlay, Jr.
  Clark A. Johnson
  Leonard White

Compensation of Directors

        During fiscal year 2001, each of our directors who was not employed by us or affiliated with Metromedia Company received a $2,000 monthly retainer plus a separate attendance fee for each meeting of our Board of Directors or a committee of our Board of Directors in which such director participated. During fiscal year 2001, the attendance fees were $1,200 for each meeting of our Board of Directors attended by a non-employee director in person and $500 for each meeting of our Board of Directors in which a non-employee director participated by conference telephone call. Members of committees of our Board of Directors are paid $500 for each meeting attended. In addition, on January 5, 2001, Messrs. Imlay, Johnson and White each received options to purchase 50,000 shares of our common stock at an exercise price of $2.80 per share.

        On November 14, 2001, Mr. Brazell received a grant of stock options to purchase a total of 750,000 shares of common stock at an exercise price of $1.17 per share.

Executive Officers

        Our executive officers and their respective ages and positions are as follows:

Name	Age	Position
Carl C. Brazell, Jr.	61	President, Chief Executive Officer and Director
Harold F. Pyle, III	37	Senior Vice President, Chief Financial Officer and Treasurer
Matthew Mosner	43	Senior Vice President, General Counsel and Secretary

        The following is a biographical summary of the experience of our executive officers, other than those executive officers who are also directors (for the backgrounds of each of our directors, including biographical information, see "Proposal No. 1—Election of Directors" below).

        Mr. Pyle has served as our Senior Vice President, Chief Financial Officer and Treasurer since February 2002. Previously, he was the Vice President, Finance at Global TeleSystems, Inc., which was a provider of data, internet and broadband services across Europe, from December 1995 to July 2001. Prior to Global TeleSystems, Mr. Pyle was with Genicom Corporation, an international supplier of printer products, multivendor services and integrated network services for mid-range data processing environments, and previous to that he was with Price Waterhouse LLP where he was a senior auditor for the telecommunications and software industries.

        Mr. Mosner has served as our Senior Vice President, General Counsel and Secretary since November 2001. He is also the Senior Vice President, General Counsel and Secretary of Metromedia International Telecommunications, Inc. ("MITI"), a position he has held since November 2000. From March 2000 to November 2000, Mr. Mosner was the Assistant General Counsel of Metromedia Company. He was Assistant General Counsel of MITI from March 1997 to March 2000. Previously, Mr. Mosner worked for the United States Agency for International Development in Moscow and Washington D.C., and for two New York law firms.

Employment Agreements

        We have entered into employment agreements with Messrs. Brazell, Pyle and Mosner.

        Brazell Employment Agreement.    Mr. Brazell's employment agreement, dated as of November 14, 2001, provides for an employment term through December 31, 2003. The base salary under the agreement is $600,000 per annum, with a fixed bonus of $100,000 payable in each of September 2002 and September 2003. In addition, Mr. Brazell is eligible for an additional bonus, as may be awarded from time to time by the compensation committee. Mr. Brazell's employment agreement also provides for other employee benefits such as life insurance, health care and certain disability benefits. In addition, subject to the approval of the compensation committee, the agreement provides for Mr. Brazell to receive stock options to purchase an aggregate of 750,000 shares of our common stock; these options were granted in November 2001. Upon a termination of the agreement by us for other than "cause", these options would become immediately exercisable by Mr. Brazell.

        Mr. Brazell's employment agreement can be terminated by us immediately with "cause", in which case he is entitled to receive salary and benefits only through the date of termination. "Cause" is defined in the employment agreement as including (i) Mr. Brazell's willful breach of the terms of the agreement or (ii) the indictment or conviction of a felony or of a misdemeanor casting doubt on his trustworthiness or integrity.

        If Mr. Brazell's employment is terminated by us for other than "cause" or Mr. Brazell's death or disability, then he will be entitled to receive an amount equal to one year's base salary under the employment agreement plus his annual fixed bonus of $100,000. If the agreement is terminated by us following a "change of control" (as defined in the employment agreement), then Mr. Brazell would be entitled to receive an amount equal to his annual salary multiplied by two (or $1.2 million based on his current base salary).

        In the event that the employment agreement is not extended beyond its current term, then Mr. Brazell would be entitled to receive an amount equal to one year's base salary plus his fixed annual bonus of $100,000.

        Mr. Brazell has agreed to not compete with us for a period of two years following termination of his employment. If we seek to enforce such non-compete clause, we would be required to pay to Mr. Brazell $16,666.66 per month (or $400,000 in the aggregate) for such two-year non-compete period.

        Pyle Employment Agreement.    Mr. Pyle's employment agreement, dated as of February 19, 2002, provides for an employment term through February 19, 2004. The base salary under the agreement is $300,000 per annum. In addition, Mr. Pyle is eligible for an additional bonus, as may be awarded from time to time by the compensation committee. Mr. Pyle's employment agreement also provides for other employee benefits such as life insurance, health care and certain disability benefits. In addition, subject to the approval of the compensation committee, the agreement provides for Mr. Pyle to receive stock options to purchase an aggregate of 100,000 shares of our common stock; these options were granted in February 2002. Mr. Pyle is also entitled to reasonable relocation costs from his current home to the New York area, and to reasonable temporary living expenses in New York (including reasonable weekly airfare to and from his current home to New York) until he has relocated.

        Mr. Pyle's employment agreement can be terminated by us immediately with "cause", in which case he is entitled to receive salary and benefits only through the date of termination. "Cause" is defined in the employment agreement as including (i) the commission by Mr. Pyle of an act of fraud or dishonesty or his having been convicted of a serious crime or been guilty of gross misconduct; and (ii) the commission by Mr. Pyle of any material breach of, or, after having been given warning in writing, any repeated or continued breaches of, any of his duties under the employment agreement.

        If Mr. Pyle's employment is terminated by us for other than "cause" or Mr. Pyle's death or disability (or by him for any reason), then the terminating party is required to give to the other party six months' notice of such termination. In our discretion in such circumstances, we can elect to pay Mr. Pyle his salary for such period in a lump sum, upon which the employment agreement will terminate immediately.

        In addition, Mr. Pyle has the right to terminate the employment agreement upon one month's notice (i) in the event of a "change of control" (as defined in his employment agreement) or (ii) if we hire an employee in a financial capacity who is to have a position senior to Mr. Pyle's position. In such circumstances, Mr. Pyle would be entitled to receive an amount equal to his salary and benefits for one year.

        Mr. Pyle has agreed to not compete with us for a period of three months following termination of his employment.

        Mosner Employment Agreement.    Mr. Mosner's employment agreement, dated as of November 14, 2001, provides for an employment term through December 31, 2003. The base salary under the agreement is $300,000 per annum, with a fixed bonus of $50,000 payable in each of February 2002 and February 2003. In addition, Mr. Mosner is eligible for an additional bonus, as may be awarded from time to time by the compensation committee. Mr. Mosner's employment agreement also provides for other employee benefits such as life insurance, health care and certain disability benefits. In addition, subject to the approval of the compensation committee, the agreement provides for Mr. Mosner to receive stock options to purchase an aggregate of 100,000 shares of our common stock; these options were granted in February 2002 Upon a termination of the agreement by us for other than "cause", these options would become immediately exercisable by Mr. Mosner.

        Mr. Mosner's employment agreement can be terminated by us immediately with "cause", in which case he is entitled to receive salary and benefits only through the date of termination. "Cause" is defined in the employment agreement as including (i) Mr. Mosner's willful breach of the terms of the agreement or (ii) the indictment or conviction of a felony or of a misdemeanor casting doubt on his trustworthiness or integrity.

        If Mr. Mosner's employment is terminated by us for other than "cause" or Mr. Mosner's death or disability, then he will be entitled to receive an amount equal to six months' base salary under the employment agreement plus his annual fixed bonus of $50,000. If the agreement is terminated by us following a "change of control" (as defined in the employment agreement), then Mr. Mosner would be entitled to receive an amount equal to his annual salary (currently $300,000).

        In the event that (i) the employment agreement is not extended beyond its current term or (ii) Mr. Mosner elects to terminate the agreement at any time after June 1, 2002 upon two months' notice of his intention to do so, then Mr. Mosner would be entitled to receive an amount equal to six months' base salary plus his fixed annual bonus of $50,000.

        Mr. Mosner has agreed to not compete with us for a period of three months following termination of his employment. If we seek to enforce such non-compete clause, we would be required to pay to Mr. Mosner $25,000 per month for such three month non-compete period.

Executive Compensation

        Until their resignations from those positions on November 14, 2001, our Chief Executive Officer and our other most highly compensated executive officers were employed and paid by Metromedia Company and did not receive a salary or cash bonus or other compensation other than stock options directly from us, and Metromedia Company provided the services of such executive officers to us pursuant to a management agreement. See "Certain Relationships and Related Transactions".

Summary Compensation Table

        The following Summary Compensation Table sets forth information on compensation awarded to, earned by or paid to the Chief Executive Officer and our other most highly compensated executive officers for services rendered to us and our subsidiaries during the fiscal year ended December 31, 2001, 2000 and 1999.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Awards Number of Securities Underlying Stock Options	All Other Compens. ($)
Carl C. Brazell, Jr.(1) President and Chief Executive Officer	2001 2000 1999		$500,000 500,000 500,000	$175,000 100,000 262,000	— — —	750,000 — —	— — —
Harold F. Pyle, III(2) Senior Vice President, Chief Financial Officer and Treasurer	2001 2000 1999	$	— — —	— — —	— — —	— — —	— — —
Matthew Mosner(3) Senior Vice President, General Counsel and Secretary	2001 2000 1999		$173,077 60,769 119,842	$45,000 16,800 14,175	— — —	— — —	— — —
Stuart Subotnick(4) Former President and Chief Executive Officer	2001 2000 1999	$	— — —	— — —	— — —	— — —	— — —
Silvia Kessel(4) Former Executive Vice President and Chief Financial Officer and Treasurer	2001 2000 1999	$	— — —	— — —	— — —	— — —	— — —
Vincent D. Sasso, Jr(4) Former Vice President of Financial Reporting and Chief Accounting Officer	2001 2000 1999	$	— — —	— — —	— — —	— — —	— — —
David Persing(4)(5) Former Senior Vice President, General Counsel and Secretary	2001 2000 1999	$	— — —	— — —	— — —	— — —	— — —

(1)
Mr. Brazell became our President and Chief Executive Officer as of November 14, 2001. Amounts shown represent compensation from Metromedia International Group, Inc. after such date and compensation from Metromedia International Telecommunications, Inc. for periods prior to such date.

(2)
Mr. Pyle became our Senior Vice President, Chief Financial Officer and Treasurer as of February 19, 2002.

(3)
Mr. Mosner became our Senior Vice President, General Counsel and Secretary as of November 14, 2001. Amounts shown represent compensation from Metromedia International Group, Inc. after such date and compensation from Metromedia International Telecommunications, Inc. for periods prior to such date.

(4)
Mr. Subotnick, Ms. Kessel, Mr. Sasso and Mr. Persing resigned from their positions with us as of November 14, 2001. They were employed and paid by Metromedia Company. They did not receive any salaries or other payments from us. We estimate that Mr. Subotnick, Ms. Kessel, Mr. Sasso and Mr. Persing spent approximately 20, 20, 25 and 20 hours per week, respectively, working on matters for us during 2001.

(5)
Mr. Persing became our Senior Vice President, General Counsel and Secretary as of January 1, 2001.

OPTION/SAR GRANTS
DURING THE YEAR ENDED DECEMBER 31, 2001

        The following table sets forth individual grants of stock options by us pursuant to our 1996 Incentive Stock Plan or otherwise to the named executive officers during fiscal year 2001.

Name	Number of Securities Underlying Option/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)
Carl C. Brazell, Jr.	750,000	100%	$1.17	11/14/2006	$649,500
Harold F. Pyle, III	-0-	—	—	—	—
Matthew Mosner	-0-	—	—	—	—
Stuart Subotnick	-0-	—	—	—	—
Silvia Kessel	-0-	—	—	—	—
Vincent D. Sasso, Jr.	-0-	—	—	—	—
David Persing	-0-	—	—	—	—

AGGREGATED OPTION AND SAR EXERCISES IN FISCAL YEAR 2001
AND FISCAL YEAR-END OPTION AND SAR VALUES

        The following table sets forth information concerning the exercise of options or SARs by the named executive officers during fiscal year 2001 and the number of unexercised options and SARs held by such officers at the end of fiscal year 2001.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)
					Value of Unexercised in the Money Options/SARs at Fiscal Year End ($)(1)
		Value Realized (Market Price at Exercise less Exercise Price)
Name	Shares Acquired on Exercise
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl C. Brazell, Jr.	-0-	-0-	400,000	600,000	-0-	-0-
Harold F. Pyle, III	-0-	-0-	-0-	-0-	—	—
Matthew Mosner	-0-	-0-	-0-	-0-	—	—
Stuart Subotnick	-0-	—	1,050,000	-0-	-0-	-0-
Silvia Kessel	-0-	—	250,000	-0-	-0-	-0-
Vincent D. Sasso, Jr.	-0-	—	75,000	-0-	-0-	-0-
David Persing	-0-	—	-0-	-0-	—	—

(1)
Market Price of our common stock was $0.81 at the end of fiscal year 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Metromedia Company

        Metromedia Company and its affiliates are collectively our largest single stockholder, beneficially owning, as of May 1, 2002, 17,334,328 shares of common stock, representing approximately 18.4% of the issued and outstanding shares of common stock.

        We are party to certain agreements and arrangements with Metromedia Company and its affiliates, the material terms of which are summarized below.

        Management Agreement.    Until December 31, 2001, we were a party to a management agreement with Metromedia Company dated November 1, 1995, as amended, pursuant to which Metromedia Company provided us with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans. The management agreement was terminated as of December 31, 2001. Pursuant to an amendment dated January 1, 1999, the management fee under this management agreement was increased to $3.75 million per year, payable monthly at a rate of $312,500 per month. We were also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the management agreement. Pursuant to the management agreement, we agreed to indemnify and hold Metromedia Company harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement. In fiscal 2001, Metromedia Company received no money for its out-of-pocket costs and expenses or for interest on advances extended by it to us pursuant to the management agreement.

        Consulting Services Agreement.    We paid a management fee to Metromedia Company for certain general and administrative services provided by Metromedia Company through its personnel. Such management fee amounted to $3.8 million for each of the years ended December 31, 2001, 2000 and 1999. The agreement pursuant to which the fixed management fee was payable to Metromedia Company was terminated effective as of December 31, 2001. Thereafter, we entered into a new Consulting Services Agreement with Metromedia Company for the provision by Metromedia Company to us of certain consulting services on an hourly basis at our request. The initial term of the Consulting Services Agreement was through the date of filing of our Annual Report on Form 10-K for the year ended December 31, 2001. We and Metromedia Company have agreed to an extension to the Consulting Services Agreement through June 30, 2002 for consulting services in the areas of tax, legal and investor relations. After June 30, 2002, the Consulting Services Agreement will renew for additional three-month terms, unless terminated by either party upon thirty days' notice.

        The services to be provided to us by Metromedia Company pursuant to the Consulting Services Agreement will be provided as requested by us and will be invoiced to us at agreed-upon hourly rates. There is no minimum required level of services. We are also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the Consulting Services Agreement. Pursuant to the Consulting Services Agreement, we agreed to indemnify and hold Metromedia Company harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs and expenses (including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the Consulting Services Agreement, other than those in any way relating to or resulting from the gross negligence or willful misconduct of Metromedia Company, its employees, consultants or other representatives.

        Trademark License Agreement.    We are party to a license agreement with Metromedia Company, dated November 1, 1995 as amended on June 13, 1996, pursuant to which Metromedia Company has granted us a non-exclusive, non-transferable, non-assignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name "Metromedia" in the United States and, with respect to Metromedia International Telecommunications, Inc., worldwide, royalty-free for a term of 10 years. This license agreement can be terminated by Metromedia Company upon one month's prior written notice in the event of:

  •
  the expiration or termination of the management agreement described above;

  •
  a "change in control" (as defined below); or

  •
  the sale or transfer of any of the stock of, or all or substantially all of the assets of, any of our subsidiaries, in which case, our license agreement shall terminate with respect to such subsidiary.

        A change in control is defined as:

  •
  a transaction in which a person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) not in existence at the time of the execution of our license agreement becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of our stock;

  •
  a change in the composition of our Board of Directors whereby a majority of the members thereof are not directors serving on the board at the time of the license agreement or any person succeeding such director who was recommended or elected by such directors;

  •
  a reorganization, merger or consolidation whereby, following the consummation thereof, Metromedia Company would hold less than 10% of the combined voting power of all classes of our stock;

  •
  a sale or other disposition of all or substantially all of our assets; or

  •
  any transaction the result of which would be that the common stock would not be required to be registered under the Securities Exchange Act of 1934 and the holders of common stock would not receive common stock of the survivor of the transaction which is required to be registered under the Securities Exchange Act of 1934.

        In addition, Metromedia Company has reserved the right to terminate the license agreement in its entirety immediately upon written notice to us if, in Metromedia Company's sole judgment, our continued use of "Metromedia" as a trade name would jeopardize or be detrimental to the goodwill and reputation of Metromedia Company.

        Pursuant to the Metromedia license agreement, we have agreed to indemnify and hold Metromedia Company harmless against any and all losses, claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and reasonable legal (and other expenses related thereto) arising in connection with the license agreement.

        We believe that the terms of each of the transactions described above were no less favorable to us than could have been obtained from non-affiliated parties.

Indemnification Agreements

        We have entered into indemnification agreements with certain directors. These indemnification agreements provide for indemnification of such directors to the fullest extent authorized or permitted by law. They also provide for:

  •
  advancement by us of expenses incurred by the director in defending certain litigation;

  •
  the appointment in certain circumstances of an independent legal counsel to determine whether the director is entitled to indemnification; and

  •
  the continued maintenance by us of directors' and officers' liability insurance which currently consists of $15 million of primary coverage.

        The indemnification agreements were approved by our stockholders at our 1993 Annual Meeting of Stockholders.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission and the AMEX initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Such officers, directors and stockholders are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all reports that they file under Section 16(a). To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to such officers, directors and stockholders were complied with by such persons during fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our Board of Directors consists of Messrs. Imlay, Johnson, Pompadur and White. The compensation committee is comprised entirely of independent directors and is responsible for developing and making recommendations to our Board of Directors with respect to our executive compensation policies.

Compensation Committee Report on Compensation

        The following report of the compensation committee discusses our executive compensation policies:

        Background.    The Board of Directors created the compensation committee to have the responsibility for implementing and administrating the Company's compensation policies and programs for its executive officers.

        Relationship with Metromedia Company.    Until their resignations from their positions on November 14, 2001, the Company's Chief Executive Officer and other most highly compensated executive officers were employed and paid by Metromedia Company and did not receive a salary or cash bonus or other compensation other than stock options directly from the Company, and Metromedia Company provided the services of such executive officers to us pursuant to a management agreement. Pursuant to the management agreement between the Company and Metromedia Company, Metromedia provided certain services to the Company, including services rendered by the executive officers of the Company. For the year ended December 31, 2001, the Company paid Metromedia Company a management fee of $3.75 million pursuant to the management agreement. Under this arrangement, the compensation committee did not set the base salaries or annual cash bonus incentives of the Company's executive officers, all of whom were employed by Metromedia Company.

        During 2001, the compensation committee sought to set the management fee paid to Metromedia Company at a level not in excess of the amount that the Company would have to pay to an unrelated third party in order to replace the management services currently being provided to the Company by Metromedia Company pursuant to the management agreement. In determining the amount that would need to be paid to replace the Metromedia Company management services, the compensation committee considered the management fees and executive compensation paid by companies of comparable size, similar market and operating characteristics and similar prospects. The members of the compensation committee are not affiliated with Metromedia Company, and such members are therefore the directors whose approval was required to authorize the management fee under the management agreement

        Compensation Policies.    The Company's compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards and grants of stock options.

        Base Salary.    Base salaries for the Company's executive officers other than the Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. The current base salaries for Messrs. Pyle and Mosner have been set in their employment agreements with the Company.

        Stock Options.    The compensation committee administers the Company's Incentive Stock Plan. The compensation committee believes that the grant of stock options will motivate executives to create long-term growth in shareholder value. Pursuant to our 1996 Stock Option Plan, options are granted at the discretion of the compensation committee periodically. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The compensation committee considers the recommendation of and relies on information provided by our Chief Executive Officer in determining the number of option shares to be granted to the non-CEO executive officers. The compensation committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as our stock price increases after the option is granted. In November 2001, Mr. Brazell received a grant of stock options to purchase a total of 750,000 shares of common stock at an exercise price of $1.17 per share.

        Chief Executive Officer Compensation.    As Chief Executive Officer, Mr. Brazell is compensated pursuant to an employment agreement entered into in November 2001. The agreement extends through December 31, 2003, subject to earlier termination under certain circumstances. Mr. Brazell's employment agreement provides for an annual base salary of $600,000 and a fixed annual bonus of $100,000, plus annual bonuses, if any, pursuant to the Company's annual bonus performance plan.

        As stated above, during 2001, Mr. Subotnick, the former Chief Executive Officer of the Company, was employed and paid by Metromedia Company. Mr. Subotnick did not receive a salary, bonus or any other compensation from the Company other than stock option grants as approved by the compensation committee. Mr. Subotnick did not receive any stock option grants during fiscal year 2001.

        Compliance with Internal Revenue Code Section 162(m).    One of the factors the compensation committee considers in connection with compensation matters is the anticipated tax treatment to us and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. Accordingly, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

        The foregoing report of the compensation committee shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by the Compensation Committee Of the Board of Directors as of April 15, 2002
John P. Imlay, Jr. Clark A. Johnson Leonard White I. Martin Pompadur

Performance Graph

        As we view our wholly-owned subsidiary Snapper, Inc. as a non-core asset which we manage solely in order to maximize shareholder value, we do not believe that it would be appropriate for us to compare our performance with that of companies operating in a line of business similar to Snapper's line of business. Rather, we believe that our performance should be compared to that of telecommunications companies because the telecommunications business constitutes the strategic focus of our business operations. As a result, the following graph sets forth our total stockholder return as compared to the Standard & Poor's 500 Index and the NASDAQ Telecommunications Stock Index for the five year period from January 1, 1997 through December 31, 2001. The total stockholder return assumes $100 invested at the beginning of the period in our common stock, the Standard & Poor's 500 Index and the NASDAQ Telecommunications Index and assumes reinvestment of dividends paid.

TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH
METROMEDIA INTERNATIONAL GROUP, INC. vs.
STANDARD & POOR's 500 INDEX AND
NASDAQ TELECOMMUNICATIONS INDEX

	1997	1998	1999	2000	2001
Metromedia International Group, Inc.	$100	$57	$50	$27	$9
S&P 500 Index	$100	$127	$151	$136	$118
NASDAQ Telecomm Index	$100	$163	$331	$151	$77

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The following table sets forth certain information with respect to the members of our Board of Directors, including the two incumbent Class I directors who have been nominated by our Board of Directors for re-election as Class I directors at the Annual Meeting and Oren G. Shaffer who has been nominated by our Board of Directors for election as a Class I Director at the Annual Meeting. Mr. Imlay has notified the Board of Directors that he will not stand for re-election and thus Mr. Imlay has not been nominated by our Board of Directors for re-election.

        Our Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, our Board of Directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

        The affirmative vote of the holders of a plurality of shares of common stock presented in person or represented by proxy at the Annual Meeting will be required to elect each of the three Class I nominees to our Board.

Name, Principal Occupation For Past Five Years and Certain Directorships	Age	Class of Directors	Director Since
John P. Imlay, Jr.	65	Class I	1993

Mr. Imlay served from 1990 until December 1996 as Chairman of Dun & Bradstreet Software Services, Inc., an application software company located in Atlanta, Georgia. Mr. Imlay is the former Chairman of Management Science America, a mainframe applications software company. Management Science America was acquired by Dun & Bradstreet Software Services, Inc. in 1990. Mr. Imlay is also a Director of the Atlanta Falcons, a National Football League team and IMS Health, Inc. Mr. Imlay is a Member of the Compensation and Audit Committees. Mr. Imlay has informed the Board of Directors that he will not stand for re-election at the Annual Meeting.
John W. Kluge	87	Class I	1995

Director of the Company since 1995. He was the Chairman of our Board of Directors from November 1995 until February 2002. Mr. Kluge was Chairman of the Board and a Director of Orion Pictures Corporation from 1992 until July 1997. He has served as Chairman and President of Metromedia Company and its predecessor-in-interest, Metromedia Inc., for over five years. Mr. Kluge is a Director of Metromedia Fiber Network, Inc., Conair Corporation and The Shubert Organization. Mr. Kluge is Chairman of the Executive Committee.

Stuart Subotnick	60	Class I	1995

Director of the Company since 1995. He previously served as President and Chief Executive Officer of the Company (from December 1996 until November 2001) and as Vice Chairman of our Board of Directors (from November 1995 until November 2001). Mr. Subotnick was Vice Chairman of the Board and a Director of Orion Pictures Corporation from 1992 until July 1997. He has served as Executive Vice President of Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Mr. Subotnick is a Director of Metromedia Fiber Network, Inc. and Carnival Cruise Lines, Inc., and Chairman of the Board of Directors of Big City Radio, Inc.
Oren G. Shaffer	59	Class I	Director Nominee

Director nominee to serve as a Class I director. Mr. Shaffer is currently a business consultant acting as an advisor to a number of companies worldwide. Previously, Mr. Shaffer was the Chief Financial Officer and Executive Vice President of Ameritech, a provider of telecommunications services, from 1994 until 1999. Mr. Shaffer is currently a director of three of the funds that comprise the Daiwa fund group.
I. Martin Pompadur	67	Class II	1999

Served as a Director since September 1999 and has been a Director of PLD Telekom Inc. since May 1998. Mr. Pompadur has been Executive Vice President of News Corporation and President of News Corporation Eastern and Central Europe and a member of News Corporation's Executive Management Committee since June 1998. He was appointed Chairman of News Corp. Europe on January 11, 2000. Mr. Pompadur is a Director of BskyB, Fox Kids Europe, Stream, StoryFirst Communications and Big Star Entertainment, Inc. Mr. Pompadur is a Member of the Compensation Committee.

Leonard White	62	Class II	1995

Director of the Company since 1995. President and Chief Executive Officer of Rigel Enterprises, Inc. a management and private investment firm, since July 1997. Mr. White was President and Chief Executive Officer of Orion Pictures Corporation from March 1992 until July 1997 and Metromedia Entertainment Group from 1995 until July 1997. He was Chairman of the Board and Chief Executive Officer of Orion Home Entertainment Corporation, a subsidiary of Orion ("OHEC"), from March 1991 until March 1992 and President and Chief Operating Officer of Orion Home Video division of OHEC from March 1987 until March 1991. Mr. White is a Director of Metromedia Fiber Network, Inc. and Big City Radio, Inc. Mr. White is Chairman of the Audit Committee and a Member of the Compensation Committee.
Carl C. Brazell, Jr	61	Class III	2001

President, Chief Executive and Director of the Company since November 2001 and as the Chairman of the Board of Directors since February 2002. He is also the President of the Company's principal subsidiary, Metromedia International Telecommunications, Inc. ("MITI"). He has held that position since November 2000. Previously, Mr. Brazell served as the Co-President of MITI from 1995 until November 2000. He is also the President of Metromedia International Inc., the holding company for the Company's radio broadcasting activities, having held that position since 1993. Mr. Brazell had extensive prior experience in the radio and communications industries in the United States.
Clark A. Johnson	70	Class III	1990

Director of the Company since 1990. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports, Inc., a specialty retailer of decorative home furnishings, from August 1988 until his retirement in February 1999. Mr. Johnson is a Director of Albertson's, Inc., InterTAN, Inc., Niagara Mohawk, Inc., Refac, Inc. and Chairman and Director of PSSI World Medical, Inc. Mr. Johnson is a Member of the Compensation, Audit and Nominating Committees.

John S. Chalsty	68	Class III	2001

Director of the Company since March 2001. Mr. Chalsty is currently a senior advisor to Credit Suisse First Boston ("CSFB"). Mr. Chalsty served as President and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") from 1986 to 1996 and as Chairman and Chief Executive Officer from 1996 to 1998 and as Chairman until the merger of DLJ into CSFB. Mr. Chalsty is currently a member of the Board of Directors of AXA Financial, Inc., Occidental Petroleum Corporation, Sappi Ltd., IBP, Inc. and Metromedia Fiber Network, Inc. Mr. Chalsty is a Member of the Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF MESSRS. KLUGE, SHAFFER AND SUBOTNICK.

PROPOSAL NO. 2—RATIFICATION OF
THE APPOINTMENT OF INDEPENDENT AUDITORS

        Our Board of Directors has appointed the firm of KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2002, subject to ratification by our stockholders. KPMG LLP audited our consolidated financial statements for the fiscal year ended December 31, 2001.

        A partner of KPMG LLP is expected to be present at the Annual Meeting, to be provided with an opportunity to make a statement and to be available to respond to appropriate questions from stockholders.

        Audit Fees.    The aggregate fees billed for professional services rendered for the audit of our annual financial statements by KPMG LLP for fiscal year 2001 and for the reviews of the financial statements included in our Forms 10-Q for the fiscal year 2001 were $2,835,450.

        All Other Fees.    The aggregate fees billed for professional services rendered by KPMG LLP other than the audit fees were $1,952,510. Such services encompassed audit related services including audits for the Company's proposed restructuring, statutory reporting requirements and tax consulting services. The audit committee has considered whether the provision of such services by KPMG LLP is compatible with maintaining auditor independence and has determined that it is.

        If our stockholders do not ratify the appointment of KPMG LLP as our independent auditors for the forthcoming year, such appointment will be reconsidered by the audit committee and our Board of Directors.

        The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to approve and adopt Proposal No. 2.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF OUR CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

ANNUAL REPORT; INCORPORATION BY REFERENCE

        Our Annual Report on Form 10-K for the year ended December 31, 2001 (which contains our audited consolidated financial statements) is being disseminated with this proxy statement. To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Audit Committee Report," "Compensation Committee Report on Compensation" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Any stockholder who wishes to present a proposal at the 2003 Annual Meeting of Stockholders, and who wishes to have such proposal included in our proxy statement for that meeting, must deliver a copy of such proposal to Metromedia International Group, Inc. at 505 Park Avenue, 21st Floor, New York, New York 10022, Attention: Corporate Secretary, no later than February 5, 2003; provided, however, that if the 2003 Annual Meeting of Stockholders is held on a date more than 30 days before or after the corresponding date of the 2002 Annual Meeting, any stockholder who wishes to have a proposal included in our proxy statement for that meeting must deliver a copy of the proposal to us a reasonable time before the proxy solicitation is made. We reserve the right to decline to include in our proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

OTHER BUSINESS

        The Board of Directors does not intend to bring any other business before the meeting. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

        PLEASE EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY FORM. You may later revoke the proxy and, if you are able to attend the meeting, you may vote your shares in person.

By Order of the Board of Directors, Matthew Mosner Senior Vice President, General Counsel and Secretary

June 3, 2002

		Please mark your votes as indicated in this example		☒

1. Election of Director — Nominees:		2. The ratification of the appointment of KPMG LLP
01 John W. Kluge 02 Stuart Subotnick 03 Oren G. Shaffer		as independent auditors for the year ending December 31, 2002

FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐

IMPORTANT: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title.
Nominees Exception
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the above list.		Date _____________________________, 2002

Signature

Please Print Name Here

Signature

Please Print Name Here

THIS PROXY WHEN PROPERLY EXECUTED WILL VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSALS NO. 1 AND 2. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

FOLD AND DETACH HERE

1

METROMEDIA INTERNATIONAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2002

The undersigned hereby appoints Dean Elledge, Matthew Mosner and Harold F. Pyle, III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side at the annual meeting of the stockholders of Metromedia International Group, Inc., to be held on June 27, 2002 at 10:00 a.m., local time, Inter-Continental The Barclay New York, Sutton II Room, 111 East 48th Street, between Lexington Avenue and Park Avenue, New York, New York, and any and all adjournments thereof, all of the shares of common stock, par value $1.00 per share, of Metromedia International Group, Inc., according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the proposals set forth on the reverse side, as more fully set forth in the Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Please date and sign on the reverse side)
FOLD AND DETACH HERE

2

QuickLinks

INFORMATION REGARDING THE ANNUAL MEETING
SECURITY OWNERSHIP
DIRECTORS AND OFFICERS
AUDIT COMMITTEE REPORT
OPTION/SAR GRANTS DURING THE YEAR ENDED DECEMBER 31, 2001
AGGREGATED OPTION AND SAR EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION AND SAR VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
ANNUAL REPORT; INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER BUSINESS